Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the Report) of Denbury Inc. (Denbury) as filed with the Securities and Exchange Commission, each of the undersigned, in his capacity as an officer of Denbury, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Denbury.

Dated:	November 3, 2022	/s/ Chris Kendall
Chris Kendall
President and Chief Executive Officer

Dated:	November 3, 2022	/s/ Mark C. Allen
Mark C. Allen
Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary